Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-212832 on Form S-3 of our report dated March 30, 2022, relating to the financial statements and financial statement schedules of CIM Real Estate Finance Trust, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
March 30, 2022